Exhibit 99.1

Fuel Systems Signs Amendment to Merger Agreement with Westport

New York, March 7, 2016 - Fuel Systems Solutions, Inc. (“Fuel Systems”) (Nasdaq: FSYS) today announced that it has signed an Amendment (the “Amendment”) to its previously announced Agreement and Plan of Merger dated as of September 1, 2015 (the “Merger Agreement”) relating to the proposed business combination (the “Merger”) between Fuel Systems and Westport Innovations Inc. (“Westport”) (TSX: WPT / Nasdaq: WPRT). All figures are in U.S. dollars unless otherwise stated.

The Amendment includes several updated changes to the Merger Agreement. The Amendment has been approved by the Boards of Directors of both companies. Highlights of the Amendment include:

Collar-based exchange ratio: In light of current market volatility, the exchange ratio of the Merger Agreement has been amended to include a collar mechanism in order to provide Fuel Systems stockholders with greater certainty regarding the consideration they will receive upon closing of the Merger. In the event that the NASDAQ volume weighted average price of Westport common shares during a specified measuring period (“VWAP”) is equal to or greater than $2.37, then Fuel Systems stockholders will receive 2.129 Westport common shares per Fuel Systems share on closing of the Merger and through the exchange process. In the event Westport’s VWAP is equal to or less than $1.64, Fuel Systems stockholders would receive approximately 3.08 Westport common shares per Fuel Systems share on closing of the merger and through the exchange process. In the event that Westport’s VWAP is greater than $1.64 and less than $2.37, then Fuel Systems stockholders would receive a number of Westport common shares per Fuel Systems share equal to dividing $5.05 by Westport’s VWAP, rounded to four decimal places. The measuring period will be the ten consecutive trading days ending on and including the trading day five business days prior to the anticipated closing date. The Merger currently is anticipated to close in late March 2016.

Additional Board Member: Under the Merger Agreement, as amended, the combined company’s Board of Directors will consist of nine directors, down from ten currently at Westport. Three current directors of the Fuel Systems board will be nominated to join the combined company’s Board (the “Fuel Systems Nominees”). Once the Fuel Systems Nominees have been confirmed, four of Westport’s existing directors will resign. Under the Amendment, the three Fuel Systems Nominees will nominate one additional new director. The new director will be a Canadian citizen and an “Independent Director” whose nomination for the Westport Board shall be subject to the approval of the Nominating and Corporate Governance Committee of Westport, which shall not be unreasonably withheld. Once determined, the new director nominee shall take the place of an existing Westport director, who shall resign.

Cartesian Financing Agreement: Concurrently with execution of the Amendment, Westport has also entered into an amendment to the previously announced Investment Agreement dated as of January 11, 2016 between Westport and an affiliate of Cartesian Capital Group. Under the terms of the amendment to the Cartesian Investment Agreement, the second tranche of financing to be provided by an affiliate of Cartesian, an investment of $17.5 million in cash in exchange for a Westport convertible note, will now close simultaneously with the closing of the Merger. Reflective of the potentially new percentage of shares outstanding in the Merger, as a result of the amendment of the Cartesian Investment Agreement, the convertible note valuation price will be equal to such amount as would provide the same percentage of fully diluted ownership in Westport common shares as Cartesian would have been entitled to prior to the Amendment of the Merger Agreement, which utilized a 2.129 conversion ratio and a $2.31 previous valuation price. Under the amended Cartesian agreement, Cartesian must maintain at least 80% of its Westport shares represented under the convertible note as a ‘minimum threshold’ to maintain certain rights and provisions. In addition, the amended Investment Agreement modified, among other things, certain covenants relating to the amount of indebtedness that the combined company may incur and the permitted sale of certain assets following the Merger to provide additional flexibility to Westport.

Impact on Third Party Proposal

As previously announced, on January 27, 2016, Fuel Systems received a written proposal from a third party expressing interest in acquiring all of the outstanding shares of the Company’s common stock for a purchase price of $4.50 per share in cash. In connection with entering into the Amendment, Fuel Systems’ Board of Directors has rejected the third party proposal and recommends that stockholders vote in favor of the amended Merger Agreement and the approval of the Merger.

Special Meeting of Stockholders

The special meeting of stockholders to consider the amended Merger Agreement and the Merger is currently scheduled for March 22, 2016. In order to allow reasonable additional time for the filing, mailing and review by the Company’s stockholders of amended disclosure reflecting, among other things, the matters described in this release prior to the stockholders’ meeting, Fuel Systems may be required to adjourn the meeting after calling it to order on March 22, 2016, in which case Fuel Systems will publicly announce the date to which the meeting is adjourned.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the United States Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Additional Information and Where to Find It

Westport will file with the Securities and Exchange Commission (the “SEC”) an amendment to its registration statement on Form F-4, which will include an amended proxy statement of Fuel Systems that also constitutes an amended prospectus (the “amended proxy statement/prospectus”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE AMENDED PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, IN THEIR ENTIRETY CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WESTPORT, FUEL SYSTEMS, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the amended proxy statement/prospectus and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the amended proxy statement/prospectus and other documents filed with the SEC by the parties by contacting Westport Investor Relations at 1-604-718-2046 or invest@westport.com (for documents filed with the SEC by Westport) or Fuel Systems Investor Relations advisors, LHA, at 1-415-433-3777 or fuel@lhai.com (for documents filed with the SEC by Fuel Systems).

Participants in the Solicitation

Westport, Fuel Systems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Fuel Systems in respect of the proposed transactions contemplated by the amended proxy statement/prospectus. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Fuel Systems in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the amended proxy statement/prospectus when it is filed with the SEC. Information regarding Westport’s directors and executive officers is contained in Westport’s Annual Report on Form 40-F for the year ended December 31, 2014, as amended, and its Management Information Circular, dated March 11, 2015, which is filed with, in the case of the Annual Report on Form 40-F, and furnished to, in the case of the Management Information Circular, the SEC and can be obtained free of charge from the sources indicated above. Information regarding Fuel System’s directors and executive officers is contained in Fuel System’s Annual Report on Form 10-K for the year ended December 31, 2014 and its Proxy Statement on Schedule 14A, dated April 14, 2015, each of which are filed with the SEC and can be obtained free of charge from the sources indicated above.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements, including statements regarding the anticipated timing for and ultimate completion of the Merger, the timing of the Fuel Systems’ stockholders meeting, the exchange ratio and related matters. These statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties and are based on both the views of management and assumptions that may cause our actual results, levels of activity, performance or achievements and ability to complete the proposed Merger to be materially different from any future results, levels of activities, performance or achievements expressed in or implied by these forward looking statements. These risks and uncertainties include risks and assumptions related to our revenue growth, operating results, industry and products, the general economy, conditions of and access to the capital and debt markets, governmental policies, regulation and approvals, technology innovations, fluctuations in foreign exchange rates, operating expenses, the availability and price of natural gas, global government stimulus packages, the acceptance of and shift to natural gas vehicles, the relaxation or waiver of fuel emission standards, the inability of fleets to access capital or government funding to purchase natural gas vehicles, the development of competing technologies, our ability to adequately develop and deploy our technology, the actions and determinations of our joint venture and development partners, as well as other risk factors and assumptions that may affect our actual results, performance or achievements or financial position discussed in Westport’s Annual Report on Form 40-F for the year ended December 31, 2014, as amended and Fuel System’s Annual Report on Form 10-K for the year ended December 31, 2014, and other filings made by the companies with securities regulators. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they were made. We disclaim any obligation to publicly update or revise such statements to reflect any change in their expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in these forward looking statements except as required by National Instrument 51-102. The contents of any website, RSS feed or twitter account referenced in this press release are not incorporated by reference herein.

For more information, please contact:

Inquiries:

Fuel Systems Solutions

Pietro Bersani, Chief Financial Officer

(646) 502-7170

Tim Lynch / Nick Leasure

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449